CONSOLIDATED FINANCIAL STATEMENTS AND
                     REPORT OF INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANTS

                        UNITED FUEL & ENERGY CORPORATION
                                AND SUBSIDIARIES

                           DECEMBER 31, 2003 AND 2002

                                TABLE OF CONTENTS

                                                                            PAGE

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

CONSOLIDATED FINANCIAL STATEMENTS

       CONSOLIDATED BALANCE SHEETS                                           2

       CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS           3

       CONSOLIDATED STATEMENTS OF CASH FLOWS                                 4

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            6

[LOGO] JOHNSON, MILLER & CO.                                       Odessa, Texas
       Certified Public Accountants                               Midland, Texas
       A Professional Corporation                              Hobbs, New Mexico
       ---------------------------------------------
       An Independent Member Of BDO Seidman Alliance

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
United Fuel & Energy Corporation
Midland, Texas

We have audited the accompanying consolidated balance sheets of United Fuel & Energy Corporation and subsidiaries, as of December 31, 2003 and 2002, and the related consolidated statements of operations and retained earnings, and cash flows for the years ended December 31, 2003, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures on the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Fuel & Energy Corporation and subsidiaries at December 31, 2003 and 2002, and the results of its consolidated operations and cash flows for the years ended December 31, 2003, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

                                                    /s/ Johnson, Miller & Co.

Odessa, Texas
March 31, 2004


      2626 JBS Parkway, Suite A-200 o Odessa, Texas 79761 o (432) 362-3800
                     Fax (432) 362-4476 o audit@jmaudit.com

                        CONSOLIDATED FINANCIAL STATEMENTS

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                  DECEMBER 31,

                                     ASSETS

                                                                                 2003          2002
                                                                             -----------   -----------
CURRENT ASSETS
   Cash and cash equivalents (notes A2 and B)                                $ 1,535,400       638,200
   Accounts receivable, net of allowance for doubtful accounts of $656,644
     and $597,724 at 2003 and 2002, respectively (notes A4 and B)             21,820,720    19,791,402
   Other receivables                                                             238,258       523,935
   Income tax refund receivable                                                       --       872,561
   Inventories, net of allowance for slow moving inventory of
     $290,000 at 2003 and 2002 (note A5)                                       5,206,511     5,851,591
   Prepaid expense                                                               605,156       480,669
   Deferred taxes (notes A11 and F)                                              396,001       357,068
                                                                             -----------   -----------

         Total current assets                                                 29,802,046    28,515,426

PROPERTY, PLANT AND EQUIPMENT, net (notes A6, A7 and C)                       10,623,587    10,663,644

OTHER ASSETS
   Cash value life insurance (note A9)                                         2,467,758     2,380,668
   Goodwill (note A8)                                                            250,609       250,609
   Debt issuance costs (note A12)                                              1,222,175       596,571
   Related party receivables                                                     173,122            --
   Other                                                                         255,175       150,028
                                                                             -----------   -----------

                                                                             $44,794,472    42,556,946
                                                                             ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                          $ 7,380,904     6,742,607
   Accrued expenses:
     Fuel taxes and fees                                                       1,209,641     1,210,755
     Income taxes payable                                                        102,189            --
     Other                                                                       375,349       632,263
   Notes payable (note D)                                                     31,197,861       241,875
   Current maturities of long-term debt (note D)                                 834,122     2,210,328
   Current portion of capital lease obligation (note G)                          161,847       207,765
                                                                             -----------   -----------

         Total current liabilities                                            41,261,913    11,245,593

OTHER LIABILITIES
   Long-term debt, less current maturities (note D)                            1,004,066    29,546,682
   Capital lease obligation, less current portion (note G)                        53,600       244,987
   Deferred income taxes (notes A11 and F)                                       697,050       330,853
                                                                             -----------   -----------

         Total liabilities                                                    43,016,629    41,368,115
                                                                             -----------   -----------

COMMITMENTS AND CONTINGENCIES (notes G and H)

STOCKHOLDERS' EQUITY
   Common stock - par value $1 per share, authorized, issued and
     outstanding 1,000 shares                                                      1,000         1,000
   Paid-in capital                                                                30,000        30,000
   Retained earnings                                                           1,746,843     1,157,831
                                                                             -----------   -----------

         Total stockholders' equity                                            1,777,843     1,188,831
                                                                             -----------   -----------

                                                                             $44,794,472    42,556,946
                                                                             ===========   ===========

The accompanying summary of significant accounting policies and footnotes are an integral part of these financial statements.

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                            YEARS ENDED DECEMBER 31,

                                                        2003             2002             2001
                                                   -------------    -------------    -------------
Revenue
   Sales                                           $ 143,815,957      119,195,066      152,465,108
   Other                                               2,528,993        1,896,154        1,345,589
                                                   -------------    -------------    -------------

                                                     146,344,950      121,091,220      153,810,697

Cost of sales                                        121,656,779       98,909,375      126,739,578
                                                   -------------    -------------    -------------

     Gross profit                                     24,688,171       22,181,845       27,071,119

Selling, general and administrative expenses          21,070,216       22,087,426       21,664,702
                                                   -------------    -------------    -------------

     Earnings from operations                          3,617,955           94,419        5,406,417

Other income (expense):
   Other income                                          140,922          112,588              389
   Interest expense                                   (1,960,119)      (1,884,595)      (2,483,542)
   Amortization of debt issuance costs                  (773,556)        (313,556)        (258,386)
   Gain (loss) on disposal of assets                      22,207          (43,130)          15,949
                                                   -------------    -------------    -------------

     Total other income (expense)                     (2,570,546)      (2,128,693)      (2,725,590)
                                                   -------------    -------------    -------------

     Earnings (loss) before income taxes               1,047,409       (2,034,274)       2,680,827

Income taxes expense (benefit) (notes A11 and F)         458,397         (637,194)         934,467
                                                   -------------    -------------    -------------

     NET EARNINGS (LOSS)                                 589,012       (1,397,080)       1,746,360

Beginning retained earnings                            1,157,831        2,554,911          808,551
                                                   -------------    -------------    -------------

Ending retained earnings                           $   1,746,843        1,157,831        2,554,911
                                                   =============    =============    =============

The accompanying summary of significant accounting policies and footnotes are an integral part of these financial statements.

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                            YEARS ENDED DECEMBER 31,

                                                                   2003            2002           2001
                                                                -----------    -----------    -----------
Increase (Decrease) in Cash and Cash Equivalents:
Cash flows from operating activities:
   Net earnings (loss)                                          $   589,012     (1,397,080)     1,746,360
   Adjustments to reconcile net earnings (loss) to
     net cash provided by (used in) operating activities:
       Depreciation                                               1,380,532      1,536,609      1,261,509
       Amortization of debt issue costs and other                   641,806        100,869        265,887
       (Gain) loss on disposal of assets                            (22,207)        43,130        (15,949)
       Construction-in-progress expensed                                 --        109,182             --
       Deferred income taxes                                        327,264        206,045         44,405
   Changes in operating assets and liabilities:
     Decrease (increase) in:
       Accounts receivable                                       (2,029,318)       151,112      7,111,141
       Other receivables                                            285,677       (278,099)      (159,605)
       Income tax refund receivable                                 872,561       (872,561)            --
       Inventories                                                  645,080       (435,711)       555,217
       Prepaid expenses                                            (124,487)       378,423       (320,391)
       Other assets                                                 (20,000)        24,018        (57,462)
       Related party receivables                                   (173,122)            --             --
     Increase (decrease) in:
       Accounts payable                                             638,295     (1,242,675)    (1,864,235)
       Accrued fuel taxes                                            (1,114)       212,924        (50,438)
       Accrued income taxes                                         102,189        (54,164)      (420,851)
       Other accrued expenses                                      (256,914)       429,869       (860,287)
                                                                -----------    -----------    -----------

          Net cash provided by (used in) operating activities     2,855,254     (1,088,109)     7,235,301
                                                                -----------    -----------    -----------

Cash flows from investing activities:
   Increase in notes receivable                                    (105,147)       (56,815)            --
   Increase in cash surrender value                                 (87,090)       (96,224)       (84,288)
   Proceeds from sale of assets                                      78,945        180,427        193,979
   Cash expended for acquisition                                         --             --       (483,750)
   Capital expenditures                                          (1,397,213)      (838,312)    (3,150,070)
                                                                -----------    -----------    -----------

          Net cash used in investing activities                  (1,510,505)      (810,924)    (3,524,129)
                                                                -----------    -----------    -----------

Cash flows from financing activities:
   Proceeds from notes payable                                    1,934,896      2,995,342             --
   Repayment of notes payable                                    (1,188,178)            --     (3,522,256)
   Proceeds from long-term debt                                     200,000      1,000,000        950,000
   Repayments of long-term debt                                    (173,778)    (1,634,614)    (1,762,848)
   Repayments of capital lease obligations                         (237,305)      (162,063)      (142,336)
   Debt issuance costs                                             (983,184)      (457,743)        (7,200)
                                                                -----------    -----------    -----------

         Net cash provided by (used in) financing activities       (447,549)     1,740,922     (4,484,640)
                                                                -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents                897,200       (158,111)      (773,468)

Cash and cash equivalents at beginning of year                      638,200        796,311      1,569,779
                                                                -----------    -----------    -----------

Cash and cash equivalents at end of year                        $ 1,535,400        638,200        796,311
                                                                ===========    ===========    ===========

The accompanying summary of significant accounting policies and footnotes are an integral part of these financial statements.

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                            YEARS ENDED DECEMBER 31,

                                                                    2003           2002            2001
                                                                -----------    -----------    -----------
Cash paid during year for:
   Interest                                                     $ 1,967,480      1,189,960      2,629,023

Non-cash investing and financing activities:

      During 2003, the Company refinanced debt instruments of $24,806,016 and debt issuance costs with a new financing agency for $25,223,810.

      The Company acquired equipment through debt financing of $208,959 and $602,649 in 2002 and 2001, respectively, and $757,151 through capital lease financing in 2001.

      On October 10, 2001, the Company purchased 100% of the outstanding stock of TDO. The following is a summary of assets and liabilities as date of acquisition:

         Accounts receivable                               $ 1,316,820
         Inventories                                           338,756
         Prepaid expenses                                        7,647
         Property, plant and equipment                       1,593,250
         Goodwill                                              250,609
         Debt issuance costs                                    30,000
         Other assets                                           16,542
         Accounts payable                                     (661,141)
         Accrued expenses                                     (104,918)
         Debt                                               (1,514,631)
         Issuance of debt in acquisition                      (483,750)
         Deferred income taxes                                (305,434)
                                                           -----------

                  Cash expended in acquisition             $   483,750
                                                           ===========

   The accompanying summary of significant accounting policies and footnotes are an integral part of these financial statements.

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.    General

United Fuel & Energy Corporation (Company) was incorporated in Texas January 1, 1999. The Company, through its wholly owned subsidiaries Eddins-Walcher Company
(EWC) and Three D Oil of Kilgore, Inc. (TDO), markets refined petroleum products which include gasoline, diesel, oils, propane, greases, and other lubricants. Products are sold, including credit sales, through bulk plants, unattended self-serve stations, and attended service stations located in West Texas, East Texas and Southeastern New Mexico. All insignificant intercompany balances and transactions have been eliminated.

The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).

2.    Cash Equivalents

For purposes of the statement of cash flows, the Company considers demand deposits, money market accounts and certificates of deposit purchased with an original maturity date of three months or less to be cash equivalents.

3.    Revenue Recognition

Sales are recorded by the Company upon shipment of products to customers and upon sale of products at Company locations.

4.    Allowance for Doubtful Accounts

The allowance for doubtful accounts is maintained at a level which, in management's judgment based upon past experience in industry, is adequate to absorb credit losses. The amount of the allowance is based upon management's continuous evaluation of the collectibility of receivables.

5.    Inventories

Inventories are carried at the lower of cost or market. Inventories consist primarily of fuels and lubricants held for resale. Cost is approximated by using the weighted average method.

6.    Property, Plant and Equipment

Property, plant and equipment are carried at cost. When assets are retired or disposed of, the cost and related accumulated depreciation are removed from the accounts with the resulting gains or losses, if any, reflected in the results of operations. The cost of maintenance and repairs is charged to expense as incurred; whereas significant renewals and betterments are capitalized.

Depreciation of property, plant and equipment is provided using the straight line basis computed over the following estimated useful lives:

                                                                  Life
                                                                  ----
      Equipment                                                 9 - 20 years
      Security fuel systems and service stations                9 - 20 years
      Automotive fleet                                          5 - 10 years
      Office equipment                                          3 - 10 years
      Buildings and improvements                               20 - 40 years

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.    Impairment of Long-Lived Assets

The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Consequently, the Company reviews its long-lived assets to be held and used whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows, on a depreciable unit basis, is less than the carrying amount of such assets. In this circumstance, the Company recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Company accounts for long-lived assets to be disposed of at the lower of their carrying amount or fair value less cost to sell once management has committed to a plan to dispose of the assets.

8.    Goodwill

The Company follows the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, and does not amortize goodwill. Goodwill is tested for impairment at least annually.

9.    Cash Value Life Insurance

The Company maintains an aggregate of approximately $4,000,000 of life insurance on the lives of two former stockholders of EWC. All incidents of ownership of the policies accrue to the Company, which is the designated beneficiary, and there is no agreement to use the insurance proceeds for the benefit of the former stockholders. There are no loans outstanding on the insurance policies, but the cash surrender value has been pledged by the Company to secure certain debt.

10.   Overdrafts

Cash overdraft balances, when present, are reclassified and included in accounts payable.

11.   Income Taxes

Provision for income taxes is based on amounts reported in the consolidated statement of earnings (after exclusion of non-taxable income and non-tax deductible expenses) and includes deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed using the asset and liability approach as prescribed in SFAS No. 109, Accounting for Income Taxes.

The Company and its subsidiaries file a consolidated return for Federal income tax reporting purposes. In accordance with a tax sharing agreement, both EWC and TDO compute their taxes on a separate company basis and remit such amounts to the Company.

12.   Debt Issuance Costs

Amortization of debt issuance costs is computed by using the straight-line method (which approximates the interest method) over the life of the related debt.

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

13.   Environmental Costs

The Company is subject to federal, state and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Ongoing environmental compliance costs, including maintenance and monitoring costs, are expensed as incurred.

Liabilities  for  expenditures  of  a  non-capital   nature  are  recorded  when
environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

14.   Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

15.   Financial Instruments

Management believes the carrying value of the Company's cash and cash equivalents, receivables, inventories, accounts payable and notes payables approximates fair value due to the short maturity of the instruments. Management believes the carrying value of the Company's long-term debt approximates fair value because the related borrowing rate approximates the rate the Company would pay for new debt with similar terms.

16.   New Reporting Requirements

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations (ARO), which requires that an asset retirement cost be capitalized as part of the cost of the related long-lived asset and allocated to expense by using a systematic and rational method. Under this Statement, an entity is not required to re-measure an ARO liability at fair value each period but is required to recognize changes in an ARO liability resulting from the passage of time and revisions in cash flow estimates. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002 (December 31, 2003 for the Company). The Company adopted SFAS No. 143 during 2003 with no material impact on its financial statements.

During December 2003, the FASB issued Interpretation No. 46R, Consolidation of Variable Interest Entities, which requires the consolidation of certain entities that are determined to be variable interest entities (VIE). An entity is considered to be a VIE when either (i) the entity lacks sufficient equity to carry on its principal operations, (ii) the equity owners of the entity cannot make decisions about the entity's activities or (iii) the entity's equity neither absorbs losses or benefits from gains. The Company owns no interests in variable interest entities, and, therefore, this new interpretation has not affected the Company's financial statements.

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

17.   Recently Issued Accounting Pronouncements

In September 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)."

In March 2003, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation. This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of this Statement shall be effective for financial statements for fiscal year and interim periods ending on or subsequent to December 15, 2002.

In July 2003, the FASB issued SFAS No. 149, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 improves financial reporting of derivatives by requiring contracts with comparable characteristics be accounted for similarly. This Statement also incorporates clarifications of the definition of a derivative. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. Management will consider the impact of this Statement on its financial statements for future periods.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity such as common or preferred shares that are mandatorily redeemable-that embody an unconditional obligation requiring the issuer to redeem the shares by transferring its assets at a specified date or upon an event that is certain to occur. The provisions of this Statement shall be effective for the first fiscal period beginning after December 15, 2004.

Management does not believe these new standards will have a material impact on its consolidated financial statements.

NOTE B - CONCENTRATION OF CREDIT RISK

Accounts receivable potentially subject the Company to concentrations of credit risk. The risk is limited due to the large number of customers comprising the customer base (approximately nine thousand) and their dispersion across agricultural, oilfield, and general commercial industries. At year end, the Company had no significant concentrations of credit risk apart from customer operations occurring primarily in the geographical region of West Texas, East Texas and Southeastern New Mexico.

The Company maintains its cash balances at several financial institutions located in New Mexico and Texas, which at times may exceed federally insured limits. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE C - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are summarized by major classifications as follows as of December 31:

                                                       2003          2002
                                                   -----------   -----------

      Equipment                                    $ 3,733,087     3,671,573
      Security fuel systems and service stations     4,455,053     3,472,385
      Automotive fleet                               1,495,805     1,605,533
      Office equipment                               1,610,550     1,586,359
      Buildings and improvements                     1,340,866     1,340,866
      Land                                           1,149,752     1,102,008
      Construction in progress                          52,373       271,948
                                                   -----------   -----------
                                                    13,837,486    13,050,672
      Less accumulated depreciation                  3,213,899     2,387,028
                                                   -----------   -----------

      Net property, plant and equipment            $10,623,587    10,663,644
                                                   ===========   ===========

NOTE D - DEBT

Notes payable consists of the following at December 31:

                                                      2003          2002
                                                  -----------   -----------

      Revolving line of credit                    $26,206,743            --
      Term loan payable to bank                     3,500,000            --
      Three D term loan payable to a bank           1,491,118            --
      Note payable to former stockholder of TDO            --       241,875
                                                  -----------   -----------

                                                  $31,197,861       241,875
                                                  ===========   ===========

The Company's revolving line of credit arrangement, for up to $30,000,000, due September 2004, is payable in monthly interest payments at a rate of JP Morgan Chase Bank prime rate plus a rate margin as defined in the financing agreement (4.8% at December 31, 2003), and monthly principal installments of $142,000 through maturity. The revolving line of credit agreement is secured by a first lien on substantially all assets of the Company (less TDO property, plant and equipment) having a carrying value of approximately $38,300,000, a personal limited guarantee of a stockholder and life insurance policies on the lives of current stockholders. The financing agency, at its sole discretion, may elect to extend this credit arrangement for a two-year period. If the agreement is extended for the two-year period, it may be extended for successive one year periods at the discretion of the financing agency.

The term loan payable to a bank is due September 2004, payable in monthly interest payments at a rate of 9%, one principal payment of $180,000 due in May 2004, with the balance due and payable at maturity, is secured by a second lien on substantially all of the property, plant and equipment of EWC having a carrying value of approximately $8,800,000.

The Three D term loan payable to a bank, due October 2004, is secured by a first lien on property, plant and equipment of TDO having a carrying value of approximately $1,800,000. Payments are due in monthly installments of $12,658 including interest at varying rates from Wall Street Journal Prime plus 1.00% with a minimum rate of 6.00% (6.00% as of December 31, 2003).

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE D - DEBT (CONTINUED)

The note payable to former stockholder of TDO, due April 2003, is secured by personal guarantee of an officer/shareholder of the Company. The note was repaid subsequent to December 31, 2002.

Long-term debt consists of the following at December 31:

                                                          2003          2002
                                                      -----------   -----------

      Various notes payable, due 2003                 $        --    29.598,473
      Note payable to a supplier, due December 2008     1,071,429     1,318,000
      Note payable to supplier, due October 2005          550,000       450,000
      Other notes payable                                 216,759       390,537
                                                      -----------   -----------
                                                        1,838,188    31,757,010
      Less current maturities                             834,122     2,210,328
                                                      -----------   -----------

                                                      $ 1,004,066    29,546,682
                                                      ===========   ===========


The note payable to a supplier, due December 2008, unsecured, was originally due December 2001, but effective January 1, 2002, was converted to a Business Development Fund Agreement (Fund). As part of the agreement, the Fund was increased to $1,500,000 and is to be repaid through December 2008 subject to incentives in the Fund. If the Company purchases certain annual quantities from the supplier, the Fund will be amortized each year and repayment will not be required.

The note payable to supplier, due October 2005, unsecured, is subject to an agreement, whereby, if the Company's monthly purchases from the supplier exceed a certain quantity, the agreement will be amortized monthly and repayment will not be required. The Company's monthly purchases for several months in 2003 did not meet the minimum purchase requirements.

The various notes due 2003 were refinanced subsequent to December 31, 2002. The proceeds of a new revolving line of credit were used to pay off a prior credit agreement and reduce obligations to two other financial institutions as indicated in the following schedule:

                                            Balance      Balance at     Amount         Balance
                                          December 31,   Refinance    Refinanced        After
                                             2002           Date                      Refinance
                                          -----------   -----------   -----------    -----------
Prior revolving credit agreement          $15,110,258    16,062,221   (16,062,221)            --
Note payable to a bank                     12,494,881    11,675,461    (8,175,461)     3,500,000
Note payable to a financial institution     1,993,334     2,068,334      (568,334)     1,500,000
New revolving line of credit                       --            --    24,806,016     24,806,016
                                          -----------   -----------   -----------    -----------
                                          $29,598,473    29,806,016            --     29,806,016
                                          ===========   ===========   ===========    ===========

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE D - DEBT (CONTINUED)

Aggregate maturities of long-term debt, for the years subsequent to December 31, 2003, are as follows:

         2004                                                   $  834,122
         2005                                                      281,376
         2006                                                      220,578
         2007                                                      220,352
         2008                                                      220,745
         Thereafter                                                 61,015
                                                                ----------

         Total long-term debt                                   $1,838,188
                                                                ==========

Management believes the Company is in compliance with all significant covenants.

NOTE E - EMPLOYEE BENEFIT PLAN

The Company has a defined contribution 401(k) plan covering employees. The Plan allows employees to defer up to 20% of their income on a pre-tax basis through contributions to the Plan. Discretionary contributions may be made by the Company with approval of the Board of Directors. Employees become vested in the Company's contributions at 25% after two years, and 25% per year thereafter until fully vested. No matching contributions have been made for the years ended December 31, 2003, 2002 and 2001.

NOTE F - INCOME TAXES

The components of income tax expense (benefit) for the years ended December 31, 2003, 2002 and 2001, are as follows:

                                                2003       2002        2001
                                              --------   --------    --------

Current income tax expense (benefit):
  Federal                                     $117,222   (938,038)    838,686
  State                                         13,911     94,799      51,376
Deferred income taxes                          327,264    206,045      44,405
                                              --------   --------    --------

         Total income tax expense (benefit)   $458,397   (637,194)    934,467
                                              ========   ========    ========

Income tax expense (benefit) for the years ended December 31, 2003, 2002 and 2001, differs from the "expected" tax (benefit) computed by applying the Federal statutory rate of 34% to earnings (loss) before income taxes as follows:

                                                        2003       2002        2001
                                                      --------   --------    --------
Expected tax expense (benefit) at Federal statutory
  rate                                                $356,119   (691,653)    894,013
  Increase (reduction) in income taxes resulting
     from:
       Nondeductible expenses                           69,939     69,175      61,738
       State income taxes                               13,911     94,799      51,376
       Other                                            18,428   (109,515)    (72,660)
                                                      --------   --------    --------

         Total income tax expense (benefit)           $458,397   (637,194)    934,467
                                                      ========   ========    ========

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE F - INCOME TAXES (CONTINUED)

Deferred tax assets and liabilities at December 31, 2003 and 2002, consist of the following:

                                                 2003       2002
                                              --------   --------
Current deferred tax assets:
  Allowance for bad debts                     $269,878    218,526
  Allowance for slow moving inventory           98,600     98,600
  UNICAP inventory adjustment                   27,523     39,942
                                              --------   --------

         Total current deferred tax assets    $396,001    357,068
                                              ========   ========

Noncurrent deferred tax liability:
  Principally property, plant and equipment
     depreciation differences                 $697,050    330,853
                                              ========   ========

NOTE G - LEASES

Operating Leases

Pursuant to terms of operating lease agreements, the Company rents various product retail sites, bulk storage sites, and office space. Lease terms range from month-to-month to ten years. At December 31, 2003, 2002 and, 2001, monthly expense approximates $51,384, $57,815, and $26,800, respectively, and is expected to continue indefinitely. Future minimum lease payments at December 31, 2003, are as follows:

         2004                                                        $177,708
         2005                                                         173,956
         2006                                                         164,106
         2007                                                         161,939
         2008                                                         112,772
         Thereafter                                                   176,000
                                                                     --------

                                                                     $966,481
                                                                     ========

Capital Leases

The Company has nine capital leases for telephone and computer equipment. Lease terms range from three to four years. Future minimum lease payments at December 31, 2003, are as follows:

         2004                                                         $172,851
         2005                                                           54,547
                                                                      --------

         Total minimum lease payments                                  227,398
         Less: Amount representing interest                             11,951
                                                                      --------

         Present value of minimum lease payments                      $215,447
                                                                      ========

         Current portion of lease payments                            $161,847
         Long-term portion of lease payments                            53,600
                                                                      --------

                                                                      $215,447
                                                                      ========

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE G - LEASES (CONTINUED)

Capital Leases (Continued)

The equipment for the above capital leases are included in the financial statements at December 31, 2003 and 2002, as follows:

                                   2003       2002
                                 --------   --------

Office equipment                 $757,151    757,151
Less: Accumulated depreciation    510,932    302,716
                                 --------   --------

                                 $246,219    454,435
                                 ========   ========

NOTE H - COMMITMENTS AND CONTINGENCIES

Environmental remediation-related expenses are a regular cost of operating the Company's business. At December 31, 2003, the Company continues cooperation and participation in several remediation efforts. Management believes the outcome of cleanup effort uncertainties are adequately addressed through the combination of State cleanup funds in which the Company participates and environmental liability insurance carried by the Company.

NOTE I - WARRANT AGREEMENT

In conjunction with a previous debt agreement with a financing agency, the Company executed a warrant agreement on July 12, 2000, between the Company and the financing agency, New West Resources, Inc. (NWR). The agreement provides for the issuance of warrants from the Company to NWR authorizing the purchase of up to an aggregate of twenty percent (20%) of the issued and outstanding shares of the Company. As of December 31, 2000, NWR has exercised its right to purchase shares in the Company, resulting in the acquisition from existing and former stockholders of 160 shares or 16% of the Company's issued and outstanding shares. NWR has until January 1, 2010 to exercise its right to purchase an additional 4% of the Company's issued and outstanding shares.

NOTE J - TRANSACTIONS WITH RELATED PARTIES

For the years ended December 31, 2003, 2002 and 2001, the Company incurred related party lease expense of $412,360, $451,621 and 475,526, respectively, for month-to-month operating leases paid to the Company's principal shareholders.

At December 31, 2003, a receivable is due from an officer of the Company for $173,122.

NOTE K - MAJOR SUPPLIERS

For the years ended December 31, 2003, 2002 and 2001, one major supplier furnished approximately $34,926,000 (36%), $49,277,000 (55%), and $53,200,000
(54%) of the Company's fuel. Management believes that, in the unlikely event that it lost any of its major suppliers, additional suppliers could be obtained without significant disruption to its normal operations.